Exhibit 10.11

                             FREEHAND SYSTEMS, INC.
                       LICENSE AND DISTRIBUTION AGREEMENT

Agreement is entered into this 1st 3th day of November, 2006, by and between FreeHand Systems, Inc., a Nevada corporation ("Freehand"), 95 First Street, Suite 200, Los Altos, CA 94022, Attn: Kim Lorz and ("Publisher"),

Whereas, Publisher possesses the right to license to Freehand the right to digitally distribute print rights in respect of musical compositions owned or controlled by Publisher in accordance with the terms and conditions contained herein (those musical compositions owned or controlled, in whole or in party, by Publisher are sometimes referred to herein as "Publisher Compositions"); and

Whereas, Freehand is in the business of distributing sheet music on a digital basis; and

Whereas, FreeHand also manufactures, markets and sells personal electronic devices that enable consumers to store and retrieve their digital sheet music collections; and

Whereas, Publisher desires to acquire the non-exclusive right to exploit the digital sheet music rights in and to Publisher Compositions as provided herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

1.       Definitions:
         -----------

         For the purposes of this Agreement, the following terms shall have the following meaning:

         (a) "Delivered Works" mean Publisher Composition(s) in one or more particular instrumentation(s) whereby the sheet music in respect of such instrumentations has been physically delivered by Publisher or its designees to Freehand for exploitation by Freehand hereunder. For the purposes of clarification and as an example, in the event that Publisher delivers the guitar tablature sheet music to Freehand of a particular Publisher Composition but does not deliver sheet music in respect of piano instrumentation, then the guitar tablature sheet music shall be deemed to be a Delivered Work (and the piano instrumentation sheet music shall be considered to be a "Sourced/Freehand Engraved Work" (as defined below)). In addition, Publisher acknowledges that one ore more instrumentation(s) in respect of a particular Publisher Composition that is/are delivered to Freehand could be engraved incorrectly or could be engraved in a manner in which the end user would not consider to be done in the "spirit" of the Publisher Composition; therefore, Publisher shall have the right to engrave such instrumentation(s), subject to the last two (2) sentences of subparagraph 1(d) below and such newly engraved instrumentation(s) shall be deemed to be "Sourced/Freehand Engraved Works" rather than Delivered Works.

         (b) "Net Receipts" means the gross monies actually received by Freehand (or credited to Freehand's account) derived from the sale of interactive and non-interactive Digital Print Files (as well as the sale of Publisher's Masters bundled with such Digital Print Files) less any returns or chargebacks, refunds, taxes, discounts (not to exceed 10%) and credit or charge card expenses.

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         (c)      "Publisher's Masters" means those master recordings that are owned by Publisher embodying Publisher Composition(s).

         (d) "Sourced/Freehand Engraved Works" means the sheet music of a particular Publisher Composition in a particular instrumentation that has either been (i) sourced by Publisher (that is, the sheet music of a particular Publisher Composition was not physically delivered by Publisher or its designees to Freehand and, instead, Freehand had to secure such a copy on its own, for example, by locating a copy in a music library or by purchasing an existing copy of such sheet music), or (ii) engraved by Freehand or its designees. Notwithstanding anything to the contrary contained herein, Freehand shall post a copy of each Sourced/Freehand Engraved Work for review by Publisher on a website that is not viewable by the general public. Freehand shall notify Publisher of such posting and Publisher shall have ten (10) business days to review and approve the Sourced/Freehand Engraved Works prior to the sale of Digital Print Files of the particular Sourced/Freehand Engraved Works by Freehand (which approval shall not be unreasonably withheld). In the event that Publisher fails or refuses to approve a particular Sourced/Freehand Engraved Work during such ten (10) business day period, such Sourced/Freehand Engraved Work shall be deemed to be approved by Publisher.

2.       Term:
         ----

         This term of this Agreement (the "Term") shall continue for a period of five (5) years commencing on the date first written above. Thereafter, the Term of this Agreement will automatically renew for successive one (1) year periods and otherwise on the same terms and conditions contained herein unless either party hereto gives to the other party hereto written notice of termination (referencing this subparagraph) on or before ninety (90) days prior to the conclusion of the Term then in effect.

3.       Territory:
         ---------

         The territory of this Agreement (the "Territory") shall be the world, subject to the terms and conditions of paragraph 4 below.

4.       Grant of Rights:
         ---------------

         (a) Publisher hereby grants to Freehand during the Term the non-exclusive right to exploit the print rights in and to Publisher's Compositions on a digital basis only ("Digital Print") on a wholesale and retail basis; those Digital Print electronic files are sometimes referred to herein as "Digital Print Files". In such connection, to the extent that Publisher owns or controls less than one hundred (100%) percent of the worldwide right to exploit Publisher's Compositions on a worldwide basis at any time during the Term, Publisher shall notify Freehand of Publisher's ownership interest in and to the Publisher Compositions (as well as the name of Publisher's co-publishers of such Publisher Compositions) as well as any territory limitation (and Freehand shall have the right to exploit the particular Publisher Composition(s) on the terms and conditions of such limitations).

         (b) In such connection and from time to time during the Term (and simultaneously with the execution of this Agreement), Publisher shall provide Freehand with an Excel file (via email or disc) that lists those Publisher Compositions that may be exploited by Freehand in accordance with the terms and conditions hereof (which file shall list song title, songwriter names,

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songwriter shares, performing rights affiliation, ownership splits, publishing company names, any restrictions on exploitation by Freehand and, if Publisher owns master recordings embodying such Publisher Composition's, the artists who recorded such master(s)). In addition, Publisher shall use its reasonable efforts to deliver sheet music in respect of its most highest print revenue generating musical compositions in all instrumentations available (provided, however, the failure to so deliver such sheet music shall not be deemed a breach hereof). In the event that Freehand requests Publisher to deliver the sheet music in respect of a particular one or more of Publisher's Composition(s) (which Publisher shall not be obligated to do hereunder), then if Freehand undertakes to engrave or secure the rights to the sheet music in respect of such Publisher Composition, then, if Publisher subsequently delivers the sheet music in respect of such Publisher Composition to Freehand, such Publisher Composition shall continue to be considered to be a Sourced/Freehand Engraved Work hereunder.

         (c) It is currently contemplated that Freehand shall have the right to exploit the Digital Print rights by interactive and non-interactive methods. For the purpose of clarification, (i) a non-interactive Digital Print use in respect of a particular composition is a digital image of the sheet music concerned (similar in nature to a PDF image of the sheet music), and (ii) an interactive Digital Print use in respect of a particular composition is a digital image of the sheet music concerned whereby the consumer/end-user that purchases the Digital Print File concerned in and to a particular composition may (x) cause the image of the digital sheet music to be replaced with a Digital Print File for a particular pitch or instrumentation (i.e., sheet music for guitar vs. piano), (y) enable a pop-up screen that displays the lyrics only of the particular Publisher's Composition concerned, and (z) listen to an audio-only MIDI file of the composition concerned (which MIDI file shall be created by Freehand) while simultaneously viewing the note-by-note movement along the sheet music on-screen whereby the particular musical notes concerned are highlighted to enable the consumer/end-user to simultaneously listen to and visually observe the movement from one note(s) to the next note(s) on-screen (i.e., a virtual "bouncing ball" to enable the consumer to follow along with the sheet music).

         (d) Publisher hereby grants Freehand and its designees the right to use the name and likeness of each composer of the Publisher Compositions (and the name and likeness of the recording artist whose performances are embodied in the Publisher Masters), a portion of the sheet music of the Publisher Composition concerned, the cover art, lyrics, liner notes, CD covers, sheet and book covers, and any other sales and promotional materials associated with Publisher's Compositions in and in connection with the sale of the Digital Print Files (and Publisher Masters, if applicable).

         (e) Freehand shall pay for all costs associated with preparing Publisher's Compositions for exploitation by Freehand hereunder at its sole non-recoupable cost and expense. All right, title and interest in and to any intellectual property and all other rights in the digital files, file format, software, code or other material or information embodying Publisher's Compositions shall belong to Freehand (subject to Publisher's ownership of the underlying Publisher's Compositions and the copyrights therein and thereto). For the purpose of clarification, Freehand shall not assert any ownership interest in and to any of the right, title and interest of the Publisher's Compositions.

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         (f)      Freehand shall additionally have the right to offer for sale to consumers on its consumer e-commerce site, MP3 copies of Publisher's Masters that are bundled together with the sale of the Digital Print Files. In such connection, Publisher shall provide Freehand with MP3 files of those Publisher Masters that Publisher desires Freehand to exploit as provided herein.

5.       Security:
         --------

         Freehand shall distribute Digital Print rights in and to the Publisher Compositions using Freehand's proprietary e-commerce and encryption technology. Freehand shall monitor its e-commerce and encryption technology and upon learning of a material failure of the security mechanism, shall use its reasonable efforts to correct or upgrade its encryption technology. Isolated incidents of decryption, without a compromise of the overall encryption scheme, will not be deemed a material failure of this Agreement.

6.       Royalties:
         ---------

         (a) Freehand shall credit the applicable one of the following to Publisher's account:

                  (i) with respect to the sale of Digital Print Files that are Delivered Works, Freehand shall credit (A) __% of the Net Receipts to Publisher with respect to the first fifty (50) copies of the particular Digital Print File, and (B) __% of the Net Receipts to Publisher with respect to the fifty-first (51) and each subsequent copy of the particular Digital Print File;

                  (ii) with respect to the sale of Digital Print Files that are Sourced/Freehand Engraved Works, Freehand shall credit __% of the Net Receipts to Publisher; and

         (b) Notwithstanding anything to the contrary contained herein, no royalty shall be payable for copies of the Digital Print Files that Freehand distributes on a promotional basis (free of charge).

7.       Accountings:
         -----------

         (a) Freehand shall send Publisher statements for monies payable to Publisher hereunder within ninety (90) days following each June 30th and December 31st for the preceding semi-annual accounting period (or such other regular semi-annual dates that Freehand may decide to utilize hereunder; Freehand shall notify Publisher in writing in the event that Freehand decides to utilize other regular semi-annual dates), together with payment of monies, if any, earned by Publisher hereunder during the semi-annual period for which the statement is rendered.

         (b) Freehand shall maintain books and records which report the exploitation of Publisher's Compositions hereunder, on which monies are payable to Publisher. At any time within two (2) years after an accounting statement is rendered to Publisher, Publisher shall have the right to appoint a Certified Public Accountant to inspect Freehand's books and records in connection with such statement, but not more frequently than once with respect to each such statement and only twice per any calendar year. Such inspection may be made only upon written notice and may be conducted only during Freehand's normal business hours at Freehand's offices. Publisher shall cause Publisher's accountant to deliver a copy of his audit report to Freehand within three (3) months after the completion of said accountant's examination of Freehand's books and records.

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         (c)      Publisher shall be foreclosed from maintaining any action, claim or proceeding against Freehand in any forum or tribunal with respect to any statement or accounting due hereunder unless such action, claim or proceeding is commenced against Freehand in a court of competent jurisdiction within three (3) years after the date such statement or accounting is rendered. If Publisher commence suit on any controversy or claim concerning royalty accountings rendered to Publisher hereunder, the scope of the proceeding will be limited to determination of the amount of the royalties due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of any royalties found owing. Publisher's recovery of any such royalties will be the sole remedy available to Publisher by reason of any claim related to Publisher's royalty accountings. Without limiting the generality of the preceding sentence, Publisher will not have any right to seek termination of this Agreement or avoid the performance of Publisher's obligations under this Agreement by reason of any such claim.

8.       Warranties:
         ----------

         (a)      Publisher warrants and represents that:

                  (i) Publisher has the full and unrestricted right to enter this Agreement and to grant to Freehand all of the rights herein granted, and that the exercise of such rights by Freehand in accordance with this Agreement will not infringe upon the any right of any third party.

                  (ii) None of the intellectual property rights that Publisher licenses to Freehand shall infringe upon any trademark, trade name, copyright.

                  (iii) Unless otherwise expressly provided in writing prior to delivery of a Work, Publisher is the sole owner of all Works provided to Freehand, and no rights have been granted, or will be granted in the Works that are inconsistent with the rights granted in this Agreement.

                  (iv) Publisher grants and assigns to Freehand the benefit of all warranties and representations made for Publisher's benefit by any third party with respect to the Works.

                  (v) Freehand shall not be responsible for payments to be made to writer(s), publisher(s), arranger(s), or any other person or entity.

                  (vi) That there are no liens, encumbrances and/or obligations in connection with the Works or with the performances not specifically set forth herein.

         (b) Freehand warrants and represents that Freehand has the full and unrestricted right to enter this Agreement.

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9.       Indemnification:
         ---------------

         Each of the parties hereto (an "Indemnitor") does hereby indemnify and agree to defend and hold the other, its successors and assigns and any of its officers, directors, employees, representatives and/or agents or each of them ("the Indemnitee") harmless at all times from and against any and all losses, third party claims, costs, expenses, liabilities and damages including, without limitation, reasonable attorneys' fees, arising out of or connected with any breach or alleged breach by the Indemnitor of any agreement, warranty, representation, promise, covenant or any obligation by the Indemnitor. Prompt written notice will be given to the Indemnitor of any claim, action or proceeding to which the foregoing indemnity relates and the Indemnitor will have the right to participate in the defense thereof at the Indemnitor's expense. The Indemnitor will reimburse the Indemnitee on demand for any payment made by the Indemnitee at any time in connection with any liability or claim to which the foregoing indemnity relates, provided that such liability results from a judgment on the merits against the Indemnitee or a settlement entered into by the Indemnitee with the consent (not to be unreasonably withheld) of the Indemnitor. Pending the determination of any such claim, without limitation of Freehand's remedies and rights, Freehand, as Indemnitee, may withhold payments and deduct sums from any monies accruing or payable to Publisher hereunder in an amount reasonably related to such claim.

10.      Limitation of Liability:
         -----------------------

         Except in the case of the willful infringement of, or negligence regarding copyright, trade secret, trademark or any other intellectual property rights, or except to the extent they may arise from the Indemnification Section above, neither Publisher nor Freehand shall be liable to the other for any incidental, consequential, special, or punitive damages of any kind or nature, including, without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if either party has warned or been warned of the possibility of any such loss or damage.

11.      Notices:
         -------

         All notices to be given by either party hereunder shall be in writing and shall be delivered by hand or sent by United States certified mail, postage prepaid, return receipt requested, to the address of each party as first set forth above until notice of a new address shall be duly given.

12.      Confidentiality:
         ---------------

         Each of parties hereto may, from time to time, be exposed to and will be furnished with certain information, relating to the other's business for certain productions and services, which are confidential. Each of the parties Star shall keep confidential and not reveal or disclose any of said information, material or data to any third party, except on a "need-to-know" basis to attorneys and financial advisors. The provisions of this paragraph shall not apply to information which is or becomes publicly available or information which is required to be disclosed pursuant to a court order or applicable law, rules or regulations.

13.      Miscellaneous:
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of California. In any dispute arising out of this Agreement, whether or not a lawsuit is commenced, the non-prevailing party or parties shall pay the prevailing party's court costs and reasonable attorneys'

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fees, including costs of appeal. The parties agree that this Agreement is the complete and exclusive agreement between them, which supersedes all proposals or prior agreements, oral or written, and all other communications between them relating to the subject matter of this Agreement. The parties further agree that modifications or amendments to this Agreement shall be effective only if they are in writing and signed by all parties. If any portion of this Agreement is held to be invalid or unenforceable for any reason, such holding shall not affect the validity or enforceability of the remaining portions of this Agreement. The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing.



IN WITNESS WHEREOF, the parties have executed this agreement as of the date first set forth above.

Publisher                                 FreeHand Systems, Inc.


By:___________________________            By:__________________________________

Print Name:___________________            Print Name:__________________________

Title:________________________            Title:_______________________________


Fed. ID:______________________


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